Exhibit 3.323

ARTICLES OF ORGANIZATION

FOR

FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I – Name:

The name of he Limited Liability Company is:

Surgicare of Palms West, LLC

ARTICLE II – Address:

The mailing address and street address of the principal office of the Limited Liability Company is :

Principal Office Address	Mailing Address:
One Park Plaza	One Park Plaza
Nashville, TN 37203	PO Box 750
___________________________	Nashville, TN 37202-0750

ARTICLE III – Registered Agent, Registered Office, & Registered Agent’s Signature:

The name and the Florida street address of the registered agent are:

CT Corporation System

Name

1200 South Pine Island Road

Florida street address (P.O. Box NOT acceptable)

Plantation                                    FLORIDA 33324

City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, Florida Statutes.

___________________________________________

Registered Agent’s Signature

ARTICLE IV – Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager “MGRM” = Managing Member

MGR	Greg Roth
One Park Plaza
Nashville, TN 37203

MGR	R. Milton Johnson
One Park Plaza
Nashville, TN 37203

MGR	A. Bruce Moore, Jr.
One Park Plaza
Nashville, TN 37203
______________________	________________________________________________
________________________________________________
________________________________________________
(Use attachment if necessary)	________________________________________________

NOTE: An additional article must be added if an effective date is requested.

REQUIRED SIGNATURE:

____________________________________________________________
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

David L. Denson, Vice President and Assistant Secretary
Typed or printed name of signee

Filing Fees:

$100.00 Filing Fee for Articles of Organization

$25.00 Designation of Registered Agent

$30.00 Certified Copy (Optional)

$5.00 Certificate of Status (Optional)